Exhibit 99.1

GameSquare Expands Share Repurchase Authorization to $15 Million

Increased buyback reflects accelerating profitability, strong balance sheet, and confidence in GameSquare’s long-term earnings power

FRISCO, TX, April 14, 2026 — GameSquare Holdings, Inc. (NASDAQ: GAME) (“GameSquare” or the “Company”) today announced that the Company’s Board of Directors has authorized an increase in its stock repurchase program from $5 million to $15 million.

Under the repurchase program, GameSquare may purchase shares of its common stock on a discretionary basis from time to time through open market repurchases, in privately negotiated transactions, or other means, including through Rule 10b5-1 trading plans.

“The increase in our share repurchase authorization reflects the meaningful progress we made in the fourth quarter and our confidence in GameSquare’s long-term earnings power,” said Justin Kenna, CEO of GameSquare. “At recent trading levels, full utilization of our remaining authorization could represent the repurchase of approximately 40% of our current common shares outstanding, underscoring what we believe is a significant disconnect between our current market valuation and the long-term earnings power of our business.”

Consistent with its capital allocation priorities, GameSquare intends to continue to opportunistically repurchase its common stock. As of March 31, 2026, GameSquare has repurchased 5.06 million shares of its common stock for $2.5 million, representing an average repurchase price of approximately $0.49 since the Company’s initial repurchase program started in October 2025. The Company has approximately $12.5 million remaining under its current authorization.

The actual timing, number and value of shares repurchased under the stock repurchase program will depend on a number of factors, including constraints specified in a Rule 10b5-1 plan, stock price, trading volume, capital availability, and general business and market conditions. The stock repurchase program does not obligate the Company to acquire any specific number of shares in any period, and may be expanded, extended, modified or discontinued at any time.

About GameSquare Holdings, Inc.

GameSquare (NASDAQ: GAME) is a cutting-edge media, entertainment, and technology company transforming how brands and publishers connect with Gen Z, Gen Alpha, and Millennial audiences. With a platform that spans award-winning creative services, advanced analytics, and FaZe Esports, one of the most iconic gaming organizations, we operate one of the largest gaming media networks in North America. As a digital-native business, GameSquare provides brands with unparalleled access to world-class creators and talent, delivering authentic connections across gaming, esports, and youth culture. Complementing our operating strategy, GameSquare has developed an innovative treasury management program designed to generate yield and enhance capital efficiency, reinforcing our commitment to building a dynamic, high-performing media company at the intersection of culture, technology, and next-generation financial innovation.

To learn more, visit www.gamesquare.com.

Forward-Looking Statements:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking statements”) within the meaning of the applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, to: the Company’s future repurchases of its common stock, future performance, revenue, growth and profitability; and the Company’s ability to execute on its current and future business plans. These forward-looking statements are provided only to provide information currently available to us and are not intended to serve as and must not be relied on by any investor as, a guarantee, assurance or definitive statement of fact or probability. Forward-looking statements are necessarily based upon a number of estimates and assumptions which include, but are not limited to: the Company’s ability to grow its business and being able to execute on its business plans, the success of Company’s vendors and partners in their provision of services to the Company, the Company being able to recognize and capitalize on opportunities and the Company continuing to attract qualified personnel to supports its development requirements. These assumptions, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include, but are not limited to: the Company’s ability to achieve its objectives, the Company successfully executing its growth strategy, the ability of the Company to obtain future financings or complete offerings on acceptable terms, failure to leverage the Company’s portfolio across entertainment and media platforms, dependence on the Company’s key personnel and general business, economic, competitive, political and social uncertainties. These risk factors are not intended to represent a complete list of the factors that could affect the Company which are discussed in the Company’s most recent MD&A. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on the forward-looking statements and information contained in this news release. GameSquare assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

GameSquare Investor Relations

Andrew Berger

Phone: (216) 464-6400

Email: ir@gamesquare.com

GameSquare Media Relations

Chelsey Northern / The Untold

Phone: (254) 855-4028

Email: pr@gamesquare.com